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                                                                   Exhibit 10.13

                              MANNKIND CORPORATION

                           CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (this "Agreement"), dated and effective as of August 1, 2003, is between MannKind Corporation, a Delaware corporation (the "Company"), and Dick Anderson (the "Executive").

WHEREAS the board of directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1 hereof) of the Company.

AND WHEREAS the Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with reasonable compensation and benefit arrangements upon a Change of Control.

NOW THEREFORE, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                                 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings:

         (a)      "Accrued Obligations" shall have the meaning set forth in
                  Section 8.1;

         (b) "Change of Control" shall have the Definition set forth in Appendix A hereto, which is hereby incorporated by reference;

         (c) Change of Control Date" shall mean the first date on which a Change of Control occurs;

         (d) "Change of Control Period" shall mean the two (2) year period commencing on the Change of Control Date and ending on the second anniversary of such date;

         (e)      "Incumbent Directors" includes only those persons who are:

                  (i) serving as directors of the Company on the date of this Agreement or,

                  (ii) elected by a majority of the directors who then constitute Incumbent Directors or selected by a majority of such directors to be nominated for election by the stockholders and are elected.

                  In no event, however, shall any director whose election to office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents on behalf of a person or entity other than the Board be an Incumbent Director

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         (f)      "Person", "Acquisition", "Beneficial Ownership" and "Group."
                  The term "person" shall have the meaning set forth in the Securities Exchange Act of 1934 and the terms "beneficial ownership," "acquisition," and "group" shall have the meanings set forth in Rules 13d-3 and 13d-5 of the Rules of the Security and Exchange Commission adopted under the Securities Exchange Act of 1934 except that shares which a person or group has the right to acquire shall not be deemed beneficially owned until the right is exercised and the shares are so acquired.

         (g) "Three-Year Average Annual Bonus" shall have the meaning set forth in Section 5.2.

                                    2. TERM

The term of this Agreement ("Term") shall be for a period of two (2) years from the date of this Agreement as first appearing; provided, however, that the Term shall automatically renew for additional one (1) year periods, unless notice of non-renewal is given by either party to the other party at least ninety (90) days prior to the initial Term or any renewal Term. If such notice is given, this Agreement shall terminate at the end of the Term or the then current renewal Term without further action by either the Company or the Executive. Notwithstanding the foregoing, if a Change of Control occurs during the Term, the Term shall automatically extend for the duration of the Change of Control Period and shall automatically terminate at the end of the Change of Control Period.

                                 3. EMPLOYMENT

3.1      CHANGE OF CONTROL PERIOD

During the Change of Control Period, the Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement; provided, however, that either the Company or the Executive may terminate the employment relationship during the Change of Control Period subject to the terms of this Agreement.

3.2      POSITION AND DUTIES

During the Change of Control Period, the Executive's position, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held immediately preceding the Change of Control Date.

3.3      LOCATION

During the Change of Control Period, the Executive's services shall be performed at the location of the Executive's assigned worksite as of the Change of Control Date.

3.4      EMPLOYMENT AT WILL

The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or its affiliated companies is "at will" and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without

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cause. Moreover, if prior to the Change of Control Date, the Executive's employment with the Company or its affiliated companies terminates for any reason, then the Executive shall have no further rights under this Agreement; provided, however, that the Company may not avoid liability for any termination payments that would have been required during the Change of Control Period pursuant to Section 8 hereof by terminating the Executive prior to the Change of Control Period where such termination is carried out in anticipation of a Change of Control and the principal motivating purpose is to avoid liability for such termination payments.

                            4. ATTENTION AND EFFORT

During the Change of Control Period, and excluding any periods of paid time-off to which the Executive is entitled, the Executive will devote all of his productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to him hereunder, and will use his reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees,
(b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities do not significantly interfere with the full time performance of the Executive's responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Change of Control Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Change of Control Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                                5. COMPENSATION

As long as the Executive remains employed by the Company during the Change of Control Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

5.1      SALARY

The Executive shall receive an annual base salary (the "Annual Base Salary"), at least equal to the annual salary established by the Board or the Compensation Committee of the Board (the "Compensation Committee") or the Chief Executive Officer for the fiscal year in which the Change of Control Date occurs. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other executives of the Company are paid. The Board or the Compensation Committee or the Chief Executive Officer shall review the Annual Base Salary at least annually and shall determine in good faith and consistent with any generally applicable Company policy any increases for future years.

5.2      BONUS

In addition to the Annual Base Salary, the Executive shall be offered the opportunity to earn, for each fiscal year ending during the Change of Control Period, an annual bonus (the "Annual

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Bonus") payable, if the performance criteria for the bonus are satisfied, in cash in an amount at least equal to the Three-Year Average Annual Bonus. The performance criteria shall be set so that, in the good faith judgment of the Board of Directors of the Company or a committee thereof, the Executive has approximately the same probability of earning at least the same amount as the Annual Bonus as his or her Three-Year Average Annual Bonus. "Three-Year Average Annual Bonus" shall mean the average of bonuses paid or payable to the Executive by the Company for each of the three fiscal years immediately preceding the year in which the Change of Control occurs (including the annualized amount of any such bonus paid or payable for any partial year, but not stock options or stock awards, which became fully vested and any deferred compensation earned during any of those years and excluding any sign-on or other one-time-only bonus). If the Executive has not been an executive officer of the Company during the entire three year period referred to above or was not offered a bonus during any of those years, then the Three-Year Average Annual Bonus shall be calculated for such shorter time that he or she was an executive officer of the Company and had been offered a bonus. If the Executive had been offered an opportunity to earn a bonus for the year in which the Change of Control occurs and not in anticipation of the Change of Control, the Three-Year Average Annual Bonus shall exceed the maximum he or she could have earned under that bonus arrangement if all performance criteria were satisfied. Each Annual Bonus, if earned, shall be paid no later than ninety (90) days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive and the Company agree to defer the receipt of the Annual Bonus.

                                  6. BENEFITS

6.1      INCENTIVE, RETIREMENT AND WELFARE BENEFIT PLANS; VACATION

During the Change of Control Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be generally made available to other comparable executives of the Company and its affiliated companies from time to time during the Change of Control Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; any stock purchase, savings or retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies or programs (including, without limitation, medical, prescription, dental, disability, salary continuance, executive life, group life accidental death and travel accident insurance plans or programs) to the extent such fringe benefits are made available to other comparable executives of the Company.

6.2      EXPENSES

During the Change of Control Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practice and procedures of the Company and its affiliated companies in effect for the executives of the Company and its affiliated companies during the Change of Control Period.

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                                 7. TERMINATION

During the Change of Control Period, employment of the Executive may be terminated as follows, but, in any case, the nondisclosure provisions set forth in Section 10 hereof shall survive the termination of this Agreement and the termination of the Executive's employment with the Company:

7.1      BY THE COMPANY OR THE EXECUTIVE

At any time during the Change of Control Period, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below) or for any reason, upon giving the Notice of Termination (as defined below).

7.2      AUTOMATIC TERMINATION

This Agreement and the Executive's employment during the Change of Control Period shall terminate automatically upon the death or Disability of the Executive. The term "Disability" as used herein shall mean the Executive's inability (with such accommodation as may be required by law and which places no undue burden on the Company) to perform the duties set forth in Section 3.2 hereof for a period or periods aggregating twelve (12) weeks in any three hundred sixty-five (365) day period as result of physical or mental illness, loss of legal capacity or any other cause. The Executive and the Company hereby acknowledge that the duties specified in Section 3.2 hereof are essential to the Executive's position and that the Executive's ability to perform those duties is the essence of this Agreement.

7.3      NOTICE OF TERMINATION

Any termination by the Company or by the Executive during the Change of Control Period shall be communicated by Notice of Termination to the other party given in accordance with Section 11 hereof. The term "Notice of Termination" shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth briefly the facts and circumstances claimed to provide the basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder to preclude the Executive or the Company from asserting such fact or circumstance in connection with any enforcement of the Executive's or the Company's rights hereunder.

7.4      DATE OF TERMINATION

During the Change of Control Period, "Date of Termination" means (a) if the Executive's employment is terminated by reason of death, the date of death, (b) if the Executive's employment is terminated by reason of Disability, immediately upon a determination by the Company of the Executive's Disability, and (c) in all other cases, upon the giving of the Notice of Termination. Notwithstanding the foregoing, the party giving the notice in the case of (c) above will have the right, but not the obligation, to have the termination of employment be effective upon the expiration of any period specified in the Notice of Termination. In that event, the Executive's employment and performance of services will continue during such specified period unless the other party (the Company in the event of a termination by the Executive or the

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Executive in the case of a termination by the Company) elects thereafter to terminate the employment of the Executive pursuant to Section 3.4 and that termination is effective as of an earlier date. Notwithstanding the foregoing, the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period.

                            8. TERMINATION PAYMENTS

In the event of termination of the Executive's employment during the Change of Control Period, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 8.

8.1 TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE EXECUTIVE FOR GOOD REASON

If during the Change of Control Period the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to:

         (a) Payment of the following accrued obligations (the "Accrued Obligations"):

                  (i) the Annual Base Salary through the Date of Termination to the extent not theretofore paid;

                  (ii) if the performance criteria for earning the Annual Bonus for the full fiscal year of termination have been fully satisfied at the time of termination (excluding any requirement that the Executive be employed by the Company at the end of the fiscal year), the product of (x) the amount of the Annual Bonus for that year and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five
                           (365);

                  (iii) if the performance criteria for earning the Annual Bonus for the full fiscal year of termination have not been fully satisfied and the Board of Directors of the Company determines that all such criteria could not have been satisfied if the Executive remained employed for the full fiscal year, no amount for the Annual Bonus; and

                  (iv) if neither (ii) nor (iii) apply, the product of (x) the Three-Year Average Annual Bonus and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365); and

                  (v) any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued paid time-off that would be payable under the Company's standard policy, in each case to the extent not theretofore paid.

         (b) For eighteen (18) months after the Date of Termination or until the Executive qualifies for comparable medical and dental insurance benefits from another employer, whichever occurs first, and subject to the satisfactory execution by the

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                  Executive (including the expiration of any revocation period)
                  of an agreement substantially in the form of Exhibit A hereof, the Company shall pay the Executive's premiums for

                  (i) health insurance benefit continuation for the Executive and his family members, if applicable, which the Company provides to the Executive under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to the extent that the Company would have paid such premium had the Executive remained employed by the Company (such continued payment is hereinafter referred to as "COBRA Continuation"); and

                  (ii) additional health coverage (such as Exec-U-Care), life, accidental death and disability and other insurance programs for the Executive and his family members, if applicable, to the extent such programs existed on the Change of Control Date.

         (c) Continuation of the payment of the Annual Base Salary for the fiscal year in which the Date of Termination occurs for a period of eighteen (18) months after the Date of Termination, subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof.

         (d) An amount equal to one and one-half times the Three-Year Average Annual Bonus, subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof.

         (e) Immediate vesting of all outstanding stock options previously granted to the Executive by the Company, subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof.

         (f) The provision in any agreement evidencing any outstanding stock option causing the option to terminate upon the expiration of three months (or any other period relating to termination of employment) after termination of employment shall be of no force or effect, except that nothing herein shall extend any such option beyond its original term or shall affect its termination for any reason other than termination of employment. The provisions of this clause (f) are subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A.

8.2      TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON

If during the Change of Control Period the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive the amounts in Section 8.1(a)(i) and (v).

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8.3      EXPIRATION OF TERM

In the event the Executive's employment is not terminated prior to expiration of the Term and notice of nonrenewal is given pursuant to Section 2, this Agreement shall terminate without further obligation on the part of the Company to the Executive upon the expiration of the Term.

8.4      TERMINATION BECAUSE OF DEATH OR DISABILITY

Upon the Executive's death or Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or his legal representatives under this Agreement other than the Company's obligation, if any, to pay the Executive the amounts specified in
Section 8.1(a) to (e).

8.5      PAYMENT SCHEDULE

All payments of Accrued Obligations, or any portion thereof payable pursuant to this Section 8, shall be made to the Executive within ten (10) working days of the Date of Termination except that

         (a) any amount payable to the Executive pursuant to Section 8.1(a)(ii), (iii) or (iv) or Section 8.1(d) shall be paid to Executive when his or her bonus would have been paid if he or she were still employed; and

         (b) any payments payable to the Executive pursuant to Section 8.1(c) hereof shall be made to the Executive in the form of salary continuation payable at normal payroll intervals during the eighteen (18) month severance period on the dates when the Executive would have received his or her payments of salary if he or she were still employed and in the amounts he or she would have received.

8.6      CAUSE

For purposes of this Agreement, termination of Executive's employment shall be for "Cause" if it is for any of the following:

         (a) A refusal of the Executive to carry out any material lawful duties of the Executive or any directions or instructions of the Board or senior management of the Company which are reasonably consistent with those duties;

         (b) Failure to perform satisfactorily any lawful duties of the Executive that are consistent with those duties hereof or any directions or instructions of the Board or senior management that are consistent with those duties, provided, however, that the Executive has been given notice and has failed to correct any such failure within ten (10) days thereafter (unless any such correction by its nature cannot be done in 10 days, in which event the Executive will have a reasonable time to correct the failure) and provided further that the Company shall have no such obligation to give notice and the Executive shall have no such opportunity to correct failures more than two times in any twelve calendar month period;

         (c) Violation by the Executive of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

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         (d)      The Executive's gross negligence, willful misconduct, or
                  breach of his or her duty to the Company involving self-dealing or personal profit;

         (e) Current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive's reputation or ability to represent the Company with investors, customers or the public;

         (f) Any other material violation of any provision of this Agreement by the Executive not described in (a) or (b) above, subject to the same notice and opportunity-to-correct provisions as are set forth in (b) above or

         (g) The Executive reaching a mandatory retirement age established by the Company before the Change in Control and not in anticipation thereof.

8.7      GOOD REASON

For purposes of this Agreement, "Good Reason" means:

         (a) Any failure by the Company to comply with any of the provisions of Section 5 or Section 6 hereof, other than isolated and inadvertent failure not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

         (b) Any material diminution in Executive's position, authority, duties or responsibilities as contemplated by Section 3.2 hereof or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities;

         (c) The Company's requiring the Executive to be based at any office or location that is more than fifty (50) miles from the location of the Executive's assigned worksite immediately prior to the Change of Control Date and Executive's residence at the time any such requirement is imposed;

         (d) Any non-renewal by the Company of this Agreement; provided, however, that the Executive may only utilize this paragraph
                  (d) during the 30-day period immediately following his receipt of the notice of non-renewal given by the Company pursuant to
                  Section 2 hereof;

         (e) Any failure by the Company to comply with and satisfy Section 12 hereof; provided, however, that the Company's successor has received at least ten (10) days' prior written notice from the Company or the Executive of the requirements of Section 12 hereof; or

         (f) Any other material violation of any provision of this Agreement by the Company.

Notwithstanding the foregoing, no basis for a termination for Good Reason will be deemed to exist unless Executive notifies the Company in writing of any event in (a) through (f) above and the Company or its successor fails to cure any such event within 30 days after receipt of the notice.

8.8      WITHHOLDING TAXES

Any payments provided for in this Agreement shall be paid net of any applicable withholding required under federal, state or local law.

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8.9      WARN ACT

Notwithstanding the provisions of Sections 8.1 through 8.5, in the event the Executive is entitled, by operation of any act or law, to unemployment compensation benefits or benefits under the Worker Adjustment and Retraining Act of 1988 (known as the "WARN Act" in connection with the termination of his or her employment in addition to those required to be paid to him or her under this Agreement, then to the extent permitted by applicable law governing severance payments or notice of termination of employment, the Company shall be entitled to offset against the amounts payable hereunder the amounts of any such mandated payments.

8.10     TERMINATION BEFORE CHANGE OF CONTROL

In the case of termination of employment prior to the Change of Control Date as contemplated by Section 3.4, the Date of Termination shall be deemed to be the Change of Control Date, except that, if any of the benefits referred to in
Section 8.1 have been paid or provided for all or any portion of the period between the Date of Termination and the Change of Control Date, the amount of benefits which would otherwise be paid or provided shall be reduced by the amount of the benefits paid or provided for the period prior to the Change of Control Date.

                       9. REPRESENTATIONS AND WARRANTIES

In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

            10. NONDISCLOSURE; RETURN OF MATERIALS; NONSOLICITATION

10.1     NONDISCLOSURE

Except as required by his employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any confidential, proprietary or trade secret information without the prior written consent of the Company. The Executive understands that the Company will be relying on this Agreement in continuing the Executive's employment, paying him compensation, granting him any promotions or raises, or entrusting him with any information that helps the Company compete with others.

10.2     RETURN OF MATERIALS

All documents, records, notebooks, notes, memoranda, drawings, computer files or other documents made or compiled by the Executive at any time, or in his possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

10.3     NONSOLICITATION

During the period that Executive is receiving payments described in Section 8.1(c), he or she will not actively solicit any employees of the Company or its Affiliates to accept employment from

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any other person or entity. "Affiliate" is defined as any entity controlling, controlled by or under common control with, the Company within the meaning of Rule 405 of the Security and Exchange Commission under the Securities Act of 1933.

                               11. FORM OF NOTICE

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter lie designated by notice given in compliance with the terms hereof:

    If to the Executive:                  28429 Horseshoe Circle
                                          Santa Clarita, CA 91390

    If to the Company:                    MannKind Corporation
                                          ATTN:  President
                                          28903 North Avenue Paine
                                          Valencia, CA 91355

or such other address as shall be provided in accordance with the terms hereof. Except as set forth in Section 7.4 hereof, if notice is mailed, such notice shall be effective upon mailing. Notices sent in any other manner specified above shall be effective upon receipt.

                                 12. ASSIGNMENT

This Agreement is personal to the Executive and shall not be assignable by the Executive.

The Company shall assign to and require any successor (whether by purchase of assets, merger or consolidation) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean MannKind Corporation and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                                  13. WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

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                           14. AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the President or Chief Executive Officer of the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

                               15. APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to any rules governing conflicts of laws.

                        16. ARBITRATION; ATTORNEYS' FEES

Except in connection with enforcing Section 10 hereof, for which legal and equitable remedies may be sought in a court of law, any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Employment Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, conducted by one arbitrator either mutually agreed upon or selected in accordance with the AAA Rules. The arbitration shall be conducted in Los Angeles County, California, under the jurisdiction of the Los Angeles office of the American Arbitration Association. The arbitrator shall have authority only to interpret and apply the provisions of this Agreement, and shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement. Any demand for arbitration must be made within sixty (60) days of the event(s) giving rise to the claim that this Agreement has been breached. The arbitrator's decision shall be final and binding, and each party agrees to be bound to by the arbitrator's award, subject only to an appeal therefrom in accordance with the laws of the State of California. Either party may obtain judgment upon the arbitrator's award in the Superior Court of Los Angeles County, California.

If it becomes necessary to pursue or defend any legal proceeding, whether in arbitration or court, in order to resolve all disputes arising under this Agreement, the prevailing party in any such proceeding shall be entitled to recover its reasonable costs and attorneys' fees.

                                17. SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full

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extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

                   18. COORDINATION WITH SEVERANCE AGREEMENT

The agreement regarding the Executive's employment with the Company that the parties are entering into contemporaneously with this Agreement provides for certain forms of severance and benefit payments in the event of termination of the Executive's employment under certain conditions (the "Severance Agreement"). This Agreement is in addition to the Severance Agreement and in no way supersedes or nullifies the that agreement. Nevertheless, it is possible for termination of employment to fall within the scope of both agreements. In such event, payments made to the Executive under Section 8.1 hereof shall be coordinated with payments made to the Executive under the Severance Agreement as follows:

         (a) the obligations under Section 5.1(a) of the Severance Agreement shall be paid first, in which case the Accrued Obligations under this Agreement need not be paid;

         (b) COBRA Contribution under this Agreement need not be provided to the extent COBRA continuation is provided under the Severance Agreement; and

         (c) the severance payments required under Sections 8.1(c) and 8.1(d) hereof shall be paid first, in which case any severance payments required under Sections 5.1(c) and 5.1(d) of the Severance Agreement need not be provided.

                        19. EXCESS PARACHUTE LIMITATION

If any portion of the payments or benefits for the Executive under this Agreement, taken together with any other agreement or benefit plan of the Company (including stock options), would be characterized as an "excess parachute payment" to the Executive under Section 280G of the Internal Revenue Code of 1986, amended (the "Code"), the payments and benefits shall be reduced to the extent necessary to avoid the imposition of any tax that would otherwise be owed under Section 4999 of the Code. Such reductions shall first be made to the bonus payments referred to in Section 8.1(d) and Section 8.1(a)(ii), (iii) or (iv), whichever is applicable, then to the salary payments referred to in
Section 8.1(c), then to the salary payments under Section 8.1(a)(i) and finally to the number of shares subject to options that are accelerated pursuant to
Section 8.1(e) in the reverse order of grant of those options. The determination of whether and the extent to which payments and benefits are to be reduced pursuant to this Section 19 shall be made in writing by tax accountants and/or tax lawyers selected by the Company and reasonably acceptable to the Executive.

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

                              20. ENTIRE AGREEMENT

Except as described in Section 18 hereof, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties, except that the agreement relating to proprietary information and inventions between the Company and the Executive shall continue in full force and effect.

                                21. COUNTERPARTS

This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

MANNKIND CORPORATION                                     EXECUTIVE

By: /s/ Michael Page                                    /s/ Richard L. Anderson
    ---------------------                               -----------------------
Its: Vice Chairman & CEO                                Dick Anderson

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                                   APPENDIX A

For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred, if any one of the following events occurs:

         (a) the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding shares of Common Stock of the Company, or, if there are then outstanding any other voting securities of the Company, such acquisition of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except for any of the following acquisitions of beneficial ownership of Common Stock or other voting securities of the Company:

                  (i) by the Company or any Employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

                  (ii)     by Alfred E. Mann; or

                  (iii) by any person or entity during Mr. Mann's lifetime if the shares acquired were beneficially owned by Mr. Mann immediately prior to their acquisition and the acquisition is a transfer to a trust, partnership, corporation or other entity in which Mr. Mann owns a majority of the beneficial interests;

         (b) the Company sells all or substantially all of its assets (or consummates any transaction having a similar effect) or the Company merges or consolidates with another entity or completes a reorganization unless the holders of the voting securities of the Company outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 50% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or the voting securities of its parent company, or, in the case of a reorganization, 50% or more of the combined voting power of the voting securities of the Company;

                  Notwithstanding the foregoing, any purchase or redemption of outstanding shares of Common Stock or other voting securities by the Company resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization; however, no increase in the percentage of outstanding shares or other voting securities beneficially owned by Alfred E. Mann or any person or entities referred to in (a)(i) or (iii) above resulting from any redemption of shares or other voting securities by the Company shall result in a Change of Control;

         (c)      the Company is liquidated; or

         (d) the Board (if the Company continues to own its business) or the board of directors or comparable governing body of any successor owner of its business (as a result of a transaction which is not itself a Change of Control) consists of a majority of directors or members who are not Incumbent Directors.

For purposes of this Agreement, (A) "voting securities" means securities whose holders are entitled to vote in the election of all or a majority of the authorized number of directors at the

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

time the determination of 'voting securities" status is being made and (B) 50% or more of the combined voting power shall refer to the voting power to elect a majority of the authorized number of directors determined at that time. "Voting securities" shall not include preferred stock or other securities whose holders are entitled to vote in the election of all or a majority of the authorized number of directors upon the occurrence of some event or circumstance which has not occurred and such rights to vote are not in effect at the time of the determination of "voting securities" status. Preferred stock and other securities whose holders are then entitled to vote for less than a majority of the authorized number of directors, shall not be considered "voting securities."

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

                                    EXHIBIT A
                    GENERAL RELEASE AND SETTLEMENT AGREEMENT

The parties to this General Release and Settlement Agreement ("Release") between ________________________________ ("Employee") and MannKind Corporation ("the
Company") state that:

The parties desire to terminate their employment relationship. Both parties desire to fully and finally resolve all differences and disputes without further costs;

THEREFORE, the parties agree:

1. In consideration of the payments to Employee as provided in the Change of Control Agreement between the Employee and the Company dated August 1, 2003, Employee does forever release and discharge the Company and all its parent, subsidiary and affiliated entities and all their past, present and future directors, officers, agents, employees, or representatives from all claims, damages, liabilities, and demands of whatever kind and character up to the date she/he signs below ("disputes"), including, but not limited to, arising out of or in any way related to any of the circumstances of Employee's employment or termination of employment with the Company.

     Employee releases all disputes relating to or arising out of any state, municipal, or federal statute, ordinance, regulation, order, contract, tort, or common law, including, but not limited to, the Age Discrimination in Employment Act. The parties intend that the disputes released herein be construed as broadly as possible.

2. This Release also extends to all disputes by Employee against the Company whether known or unknown, suspected or unsuspected, past or present, and whether or not they arise out of or are attributable to the circumstances of Employee's employment or termination of employment with the Company. Specifically, Employee hereby expressly waives any and all rights under
     Section 1542 of the California Civil Code, which reads in full as follows:

         SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3. Employee further understands and agrees that neither the payment nor the execution of this Release, or any part of it, shall constitute or be construed as an admission of any alleged liability or wrongdoing whatsoever by the Company. The Company expressly denies it has committed any alleged liability or wrongdoing.

4. All films, files, books, computer files, correspondence, lists, equipment, manuals, other written and graphic records and the like and all copies thereof, affecting or relating to the business of Company which Employee shall have prepared, used, constructed, observed, possessed or controlled, shall be and remain the Company's sole property. Employee agrees to deliver promptly to the Company all such property relating to the Company, which are or have been in his possession or under his control. Employee also agrees to continue to abide by his confidentiality of information and inventions agreement with the Company.

5. Employee agrees not to seek reemployment with the Company or any of its affiliates.

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

6. This Release shall be governed by the substantive law of the State of California. In the event of any dispute concerning the interpretation of this Release or in any way related to Employee's employment or termination of employment, the dispute shall be resolved by arbitration within the County of Los Angeles, California, in accordance with the then existing rules for employment dispute arbitration of the American Arbitration Association, and judgment upon any arbitration award may be entered by any state or federal court having jurisdiction thereof. The parties intend this arbitration provision to be valid and construed as broadly as possible. The prevailing party in such arbitration shall recover its reasonable costs and attorneys' fees.

7. If any provision of this General Release and Settlement Agreement is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable is of such material effect that this Release cannot be performed in accordance with the intent of the parties in the absence thereof.

8. No promise or agreement other than that expressed herein has been made. This General Release and Settlement Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties concerning the subject matter hereof, except the provisions set forth in this Release. This Release supersedes all previous agreements and understandings, whether written or oral. This Release can be amended, modified or terminated only by a writing executed by both Employee and the President of the Company.

9. In compliance with the Olders Workers Benefit Protection Act, Employee has been given twenty-one (21) days to review this Release before signing it. Employee also understands that he may revoke this General Release and Settlement Agreement within seven (7) days after it has been signed and that it is not enforceable or effective until the seven (7) day revocation period has expired. Additionally, employee has been advised in this writing to consult with an attorney before executing this General Release and Settlement Agreement.

10. THE EMPLOYEE STATES THAT HE/SHE IS IN GOOD HEALTH AND FULLY COMPETENT TO MANAGE HIS/HER BUSINESS AFFAIRS, THAT HE/SHE HAS CAREFULLY READ THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT, THAT HE/SHE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO HIM/HER TO SIGN THIS RELEASE ARE THOSE STATED AND CONTAINED IN THIS RELEASE, AND THAT HE/SHE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

AGREED AND ACCEPTED this _______ day of __________, _______:

MANNKIND CORPORATION                            EXECUTIVE

By:___________________________                  _______________________________

Its:___________________________

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